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                                                                   EXHIBIT 10.10



         Renault & Handley
         INDUSTRIAL & COMMERCIAL REAL ESTATE







PARTIES This Lease, executed in duplicate at Palo Alto, California, this eighteenth day of May, 1994, by and between

           Renault & Handley Employees Investment Co. (for Bubb Road Joint Venture)

           and

           Norian Corporation


           hereinafter called respectively Lessor and Lessee, without regard to number or gender,

PREMISES        1. WITNESSETH: That Lessor hereby leases to Lessee, and Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as "the Premises", with the appurtenances, situated in the City of Cupertino, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

           Commonly known as 10260 Bubb Road. Said premises consist of an approximate 20,100 square foot concrete building plus all off street parking, walks and landscaping contained on the parcel bearing the above address.

           A copy of the floor plan shall be attached hereto as Exhibit "A" upon approval of the plan for Tenant Improvements (defined in the First Addendum to Lease).

USE             2. The Premises shall be used and occupied by Lessee for General offices, Research and Development, Warehousing, Light Manufacturing, sales and marketing operations and related legal uses.


           and for no other purpose without the prior written consent of Lessor.

TERM            3. The term shall be for five (5) years, commencing on the
           Commencement Date (defined in First Addendum to Lease) and ending upon the expiration of the fifth (5th) year following the Commencement Date.

RENTAL          4. Rent shall be payable to the Lessor without deduction or offset at such place or places as may be designated from time to time in writing by the Lessor as follows:

           Eighteen Thousand and Ninety Dollars ($18,090.00) on execution of this Lease, constituting rental for the first month of the Lease term. $18,090 will be due on the first day of each succeeding month, to and including the last month of the Lease term. The monthly rental shall be increased over the lease term as follows: Commencing with the rental


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                due on January 1, 1996 (or on the first day of such other month as the Lease shall actually commence), the monthly rental shall increase in direct proportion to the increase in the Consumer Price Index for All Urban Consumers, All Items (CPI-U) (1982-1984=100) for San Francisco-Oakland-San Jose, now being published by the United States Department of Labor, Bureau of Labor Statistics (the "Index") for the month available which most immediately precedes the month on which the new rent is to commence when compared to the Index for the month available most immediately preceding the month of the actual commencement date of the Lease, providing that the monthly rental increase shall not exceed six percent (6%) per annum. This same formula is to be used for adjusting the rent for the years 1997, 1998, and 1999, respectively.

SECURITY             5. Lessee has deposited with Lessor $18,090.00 as security
DEPOSIT for the full and faithful performance of each and every term, provision, covenant, and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. The security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof in accordance with California Civil Code Section 1950.7 or any successor statute thereto. Lessee shall not be entitled to any interest on said security deposit.

POSSESSION           6. If Lessor, for reasons beyond Lessor's reasonable
                control, cannot deliver possession of the Premises to Lessee on October 1, 1994, as herein before specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not be delayed beyond December 1, 1994, or Lessee, at his or its option, may declare this Lease null and void.



ACCEPTANCE           7. By entry hereunder, the Lessee accepts the Premises as
OF PREMISES     being in good and satisfactory condition, unless within fifteen
AND CONSENT     (15) days after such entry Lessee shall give Lessor written
TO              notice specifying in reasonable detail the respects in which the
SURRENDER       Premises were not in satisfactory condition. The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in the same good condition as at Lessee's entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property within thirty (30) days after expiration or sooner termination. Lessee shall pay rent for the period during which such property remains in the Premises after the expiration or sooner termination of this Lease. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

USES                 8. Lessee shall not commit, or suffer to be committed, any
PROHIBITED      waste upon the Premises, or any nuisance, or other act or thing which may materially disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside the building proper except for designated refuse areas or containers outside the building proper and except for chemical storage shed. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper.

ALTERATIONS          9. The Lessee shall make no alterations, additions or
AND             improvement to the Premises or any part thereof without first
ADDITIONS       obtaining the prior written consent of the Lessor. The Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in Lessor's reasonable discretion, including without limitation thereto, the manner in which the work is done, the times during which it is to be accomplished, and the requirement that upon written request of Lessor prior to the expiration or earlier termination of the Lease, Lessee will remove any or all improvements or additions to the Premises installed at Lessee's expense. All such alterations, additions, or



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                improvements not specified to be removed shall at the expiration or earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, nonmodular or nonmovable partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by the Lessor. Personal property will include the items listed on Exhibit "B" hereto.


MAINTENANCE          10. Lessee shall, at Lessee's sole cost, keep and maintain
OF PREMISES     the Premises and appurtenances and every part thereof, including but not limited to, glazing, sidewalks, parking areas, plumbing, electrical systems, heating and air conditioning installations, any store front, roof covering -- unless it is not feasible to repair the existing roof covering and a new roof covering is required, and the interior of the Premises in good order, condition, and repair. The foregoing notwithstanding, replacement of any of the mechanical, electrical or plumbing systems of the building shall be done by Lessor at Lessor's sole cost and expense, provided that Lessor will amortize any expenditure in excess of $1,000 for any of the foregoing over its useful life, and Lessee shall pay to Lessor an amount equal to that portion attributable to the length of time then remaining on the term of this Lease. Lessor at Lessor's sole costs and expense shall maintain the exterior of the walls, and structural portions of the roof, foundations, walls, and floors except for any repairs caused by the wrongful act of the Lessee and Lessee's agents. The Lessor at Lessor's sole cost and expense (subject to Lessee's obligation to pay a portion of Lessor's amortized expenditure in the amount described above) will replace the roof covering if repairs to said covering are no longer economically feasible in the judgment of roofing experts, and provided that said replacement is not made necessary by acts of the Lessee and Lessee's agents. The Lessee shall water, maintain and replace, when necessary, any shrubbery and landscaping provided by the Lessor on the Premises. The
                Lessee expressly waives the benefits of any statute nor or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessors expense or to terminate this lease because of Lessor's failure to keep the Premises in good order, condition or repair.

INSURANCE            11.  Lessee shall not use, or permit the Premises, or any
                part thereof, to be used, for any purpose other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances, to the extent that such compliance is made necessary by some nontypical, particular use of Lessee, otherwise, Lessor shall be liable for such compliance.



                     11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a Commercial General Liability policy insurance insuring Lessee, with Lessor and Lessor's lender, if any, as additional insureds, against any liability with respect to the Premises which would be covered by a standard Commercial General Liability policy without special endorsement. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million & no/100ths Dollars ($2,000,000.00) of which One Million and no/100ths Dollars ($1,000,000) may be covered by an umbrella policy. The limits of said insurance shall not limit the liability of Lessee hereunder.

                     11.2 Less shall, at its expense, keep in force during the
                term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement cost thereof.

                     11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an "all risk" form, with sprinkler and, at the option of the Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of the Lessor for the full replacement cost thereof.




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                     11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, One Hundred percent of the premiums for any insurance obtained by Lessor pursuant to 11.3 above provided that Lessee shall not be required to pay more than Nine Thousand Dollars ($9,000) per year for any earthquake insurance carried by Lessor with respect to the building. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

                     11.5 Lessee and Lessor each hereby waives any and all
                rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Lessor or Lessee hereunder or required to be carried by this Lease. Each party shall notify their respective insurance carriers of this waiver.

                     12. Deleted.

FREE FROM            13. Lessee shall keep the Premises and the property in
LIENS which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE           14. Lessee shall, at his sole cost and expense, comply with
WITH            all of the requirements of all Municipal, State and Federal
GOVERN-         authorities now in force, or which may hereafter be in force,
MENTAL          pertaining to the Premises, and shall faithfully observe in the
REGULATIONS     use of the Premises all Municipal ordinances and State and
                Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee.

INDEMNI-             15. The Lessee, as a material part of the consideration to
FICATION OF     be rendered to the Lessor, hereby waives all claims against the
LESSOR AND      Lessor for damages to goods, wares and merchandise, and all
LESSEE'S        other personal property in, upon, or about the Premises and for
LIABILITY       injuries to persons in or about the Premises, from any cause
INSURANCE       arising at any time, excepting to the extent claims arising from the Lessor's negligence or misconduct or breach of Lease, and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.

ADVERTISE-           16.  Lessee will not place or permit to be placed, in, upon
MENTS AND       or about the Premises any unusual or extraordinary signs, or any
SIGNS           signs not approved by the city or other governing authority. The
                Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Lessor first had an obtained. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Lessee than Lessor may have same so removed at Lessee's expense.

UTILITIES            17. Lessee shall pay for all water, gas, heat, light,
                power, telephone service and all other service supplied to the Premises.

ATTORNEY'S           18. In case suit should be brought for the possession of
FEES the Premises, for the recovery of any sum due hereunder, or because of the Breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.



DEFAULT              19. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to prepossess the Premises, the Lease will




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                automatically terminate in accordance with provisions of the
                California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the
                Lessee: 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 7% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the term of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 7% per annum; 3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonable avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession:

                a) Acts of maintenance or preservation or efforts to relet the property.

                b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

LATE                 20. Lessee hereby acknowledges that late payment by Lessee
CHARGES to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER            21. The voluntary or other surrender of this Lease by
OF LEASE Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

TAXES                22. The Lessee shall be liable for all taxes against
                Lessee's personal property and Lessee's trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are payable(i) with respect to the Premises and (ii) with respect to the period of time commencing on the Commencement Date and terminating on the expiration or sooner termination of this Lease, of record or which may become of record during the term of this lease. If said taxes and assessments are assessed against the entire building and building site, and this Lease does not cover the entire building or building site, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease. Real estate taxes shall exclude income taxes, estate taxes, any other taxes on the income of Lessee, and any taxes levied with respect to Hazardous Materials if the Hazardous Materials which are the subject of such taxes were not introduced in, on, under or about the Premises by Lessee.

NOTICES              23. All notices to be given to Lessee may be given in
                writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.

ENTRY BY             24. Lessee shall permit Lessor and his agents to enter into
LESSOR and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or for the purpose of making repairs, alterations or additional to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease,


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                to place upon the Premises any usual or ordinary "For Sale" or
                "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION          25. In the event of a partial destruction of the Premises
OF PREMISES     during the said term from any cause, Lessor shall forthwith repair the same, provided that the necessary funds for repair are available to the Lessor from insurance carried on the Premises per Revised Insurance Clause or would have been available had Lessor carried the insurance on the Premises required by the Revised Insurance Clause, including all leasehold improvements installed by Lessor or by Lessee with Lessor's approval, provided such repairs can be made within ninety (90) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in ninety
                (90) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section
                1933, Subdivision 4, of the Civil Code of the State of
                California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 3 31/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.


ASSIGNMENT           26. The Lessee shall not assign, transfer, or hypothecate
AND             the leasehold estate under this Lease, or any interest therein,
SUBLETTING      and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor agrees not to unreasonably withhold or delay consent to sublet or assign. As a condition for granting its consent to any subletting the Lessor may require the Lessee to agree to pay to the Lessor, as additional rental 50% of rents received by the Lessee from its Sublessee which are in excess of the amount payable to the Lessee to the Lessor hereunder after first subtracting Lessee's reasonable leasing costs. If Lessee intends to sublet the entire Premises, Lessee shall so notify
                Lessor and Lessor shall have the right to terminate this Lease, and this Lease shall be terminated on the date specified in Lessee's notice as the date on which Lessee desires its sublease to commence. If the Lessor approves a subletting, the Lessee may sublet immediately after receipt of the Lessor's written approval. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, no assigned, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expense in connection with the assignment, and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of obligations under this Lease.

CONDEM-              27. If any part of the premises shall be taken for any
NATION public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this


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                Lease as of the date when title to the part so taken vests in the condemnor or purchaser if Lessee reasonably determines that it cannot derive from the reduced premises the benefits to which it is entitled under this Lease. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto.

EFFECT OF            28. The term "Lessor" as used in this Lease, means only the
CONVEYANCE      owner for the time being of the land and building containing the
                Premises, so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor shall comply with the requirements of California Civil
                Code Section 1950.7 applicable in the event of transfer and thereafter Lessor shall have no further liability to Lessee with respect to such security.

SUBORDI-             29. Lessee agrees that this Lease may, at the option of
NATION Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases , or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

WAIVER               30. The waiver by Lessor of any breach of any term,
                covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER         31. Any holding over after the expiration of the said term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental to e negotiated by Lessor and Lessee prior to the expiration of said term, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS           32. The covenants and conditions herein contained shall,
AND ASSIGNS     subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME                 33. Time is of the essence of this Lease.

MARGINAL             34. The marginal headings or titles to the paragraphs of
CAPTIONS this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereof or their respective successors in interest.

                PARAGRAPHS 35 & 36 ATTACHED HERETO ARE MADE A PART OF THIS
                LEASE.

                THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.



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IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

              LESSOR                                       LESSEE
Renault & Handley Employees Investment Co.            Norian Corporation
(for Bubb Road Joint Venture)

/s/      Lester A. Waller                         /s/ Brent R. Constantz, Ph.D.
- ------------------------------------------        -----------------------------
         President                                President and Chief Executive
                                                  Officer 1
- ------------------------------------------        -----------------------------

- ------------------------------------------        -----------------------------

    35.  Hazardous Substances.

         a) Lessee agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Substances by Lessee in or about the Project shall strictly comply with all applicable Environmental Laws.

         b)   Deleted.

         c) If the presence of Hazardous Substances on the Project caused by Lessee results in the contamination or deterioration of the Project or any water or soil beneath the Project, Lessee shall promptly take all action necessary to investigate and remedy that contamination.

         d) Lessee and Lessor each agree to promptly notify the other of any contamination received from any governmental entity concerning Hazardous Substances or the violation of Environmental Laws that relate to the Project.

         e) Lessee shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances on, under, or about the Project, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Leased Premises and (ii) other Hazardous Substances that are necessary for the operation of Lessee's business and of which Lessee gives Lessor written notice. At any time during the term of this Lease, Lessee shall, within ten (10) days after written request from Lessor, disclose in writing all Hazardous Substances that are being used by Lessee on the Project, the nature of the use, and the manner of storage and disposal.

         f) At any time and upon any prior written notice to Lessee, Lessor, at Lessor's sole cost and expense, may require testing wells to be drilled on the Project and may require the ground water to e tested to detect the presence of Hazardous Substances by the use of any tests that are then customarily used for those purposes. Lessor shall supply Lessee with copies of the test results. The cost of these tests and the installation, maintenance, repair, and replacement of the wells shall be paid by Lessee if the test discloses the existence of Hazardous Materials introduced to the Premises by Lessee, but only to the extent such expenses are attributable to such Hazardous Materials introduced to the Premises by Lessee.

     36. Option to Renew. [See Addendum]




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